EXHIBIT 99.1

SHAREHOLDER COMMUNICATION
DATED SEPTEMBER 14, 2007

Filed by MVP Network, Inc. Pursuant to Rule 425
Under the Securities Act of 1933
Subject Company:  MVP Network, Inc.
Commission File No. of Subject Company:  0-5833

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The following shareholder communication was sent to shareholders of MVP Network, Inc. and MVP Network Online Games, Inc. on September 14, 2007:

To: MVP Network, Inc and MVP Network Online Games, Inc. shareholders

From: Paul A. Schneider, President

Date: September 14, 2007

Re: Progress Report to Shareholders concerning Form 211 Application and S-4 Registration Statement filed with the SEC

FORM 211 APPLICATION

Our proposed market maker communicated with us September 7, 2007 that they received an initial comment letter from the Financial Industry Regulatory Authority (“FINRA”) referencing MVP Network, Inc. (“Company”) that contained two (2) questions or comments they had concerning the Company and its proposed market maker.

A response is being sent this week by the proposed market maker to FINRA.  We will wait for a response from the proposed market maker once they receive additional information from FINRA.

If and when all questions and comments are answered to FINRA’s satisfaction, they should assign a trading symbol to the Company’s common stock, and the proposed market maker can then begin to make a market in the Company’s common stock.

FORM S-4 REGISTRATION STATEMENT

We are pleased to announce the filing of our S-4 registration statement with the Securities and Exchange Commission (“SEC”) on September 10, 2007. You may view the registration statement on the SEC’s website at www.sec.gov.

The S-4 registration statement registers shares of the Company’s common stock with the SEC for the purpose of acquiring MVP Network Online Games, Inc. (“MVP Online Games”) through a merger.  As explained in the registration statement, each share of MVP Online Games common stock will be exchanged for four (4) shares of MVP Network, Inc. common stock upon consummation of the merger.  Please refer to the registration statement for a detailed description of the terms and conditions of the merger.

We anticipate being able to complete the merger sometime in 4th quarter 2007, subject to clearance of the registration statement by the SEC and satisfaction of certain conditions described in the registration statement.  Once the registration statement receives an effective date, a copy of the definitive information statement and prospectus will be sent to each of you

We have received emails inquiring about MVP Network, Inc. common stock that has not yet been issued to MVP Online Games shareholders because the merger hasn’t been completed.  Assuming the merger is successfully consummated, each MVP Online Games shareholder will then receive a letter from the Company or our transfer agent (NATCO) explaining how and when to forward your shares of MVP Online Games common stock to the transfer agent to be exchanged for the registered shares of MVP Network, Inc. common stock.  Until you receive that letter, you should continue to hold onto your stock certificates in MVP Online Games.

THIS LETTER DOES NOT CONSTITUTE AN OFFER TO SELL ANY SECURITIES OF THE COMPANY, AND NO OFFER IS MADE HEREBY.

Additional Information about the Proposed Transaction and Where to Find It:
The Company has filed with the SEC a registration statement on Form S-4 in connection with the proposed transaction, which includes the Company’s preliminary information statement and the preliminary prospectus for shareholders of MVP Online Games for the proposed merger. The registration statement has not yet been declared effective, and a definitive information statement/prospectus is not yet available. THE REGISTRATION STATEMENT AND THE DEFINITIVE INFORMATION STATEMENT/PROSPECTUS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, MVP ONLINE GAMES, THE MERGER AND RELATED MATTERS. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE DEFINITIVE INFORMATION STATEMENT/PROSPECTUS CAREFULLY WHEN THEY ARE AVAILABLE. Free copies of the registration statement and the information statement/prospectus and other documents filed with the SEC by the Company can be obtained through the web site maintained by the SEC at www.sec.gov. In addition, free copies of the registration statement and the information statement/prospectus will be available from MVP Network, Inc. or MVP Online Games by contacting Timothy R. Smith at (314) 241-0070.

Forward Looking Statements
This communication includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements in this communication include expectations about the timing of the merger and the satisfaction of closing conditions to the transaction. Actual results may differ materially from those contained in the forward-looking statements in this communication. MVP Network, Inc. and MVP Online Games undertake no obligation and do not intend to update these forward-looking statements to reflect events or circumstances occurring after this communication. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication. All forward-looking statements are qualified in their entirety by this cautionary statement.

Sincerely,

/s/ Paul A. Schneider

Paul A. Schneider, President
MVP Network, Inc.